Exhibit 99.1
One Medical Announces Results for First Quarter 2021
•First Quarter 2021 Ending Membership Count of 598,000, a 31% Increase Year-Over-Year
•First Quarter 2021 Net Revenue of $121.4 Million, a 54% Increase Year-Over-Year
•Ending First Quarter 2021 Cash and Short-term Marketable Securities of $703.6 Million
•Provides Q2 2021 Guidance
SAN FRANCISCO – May 12, 2021 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the first quarter ended March 31, 2021.
“Through our human-centered and technology-powered model, we continue to perform, innovate, and grow to delight more members with better health, better care, and lower costs,” said Amir Dan Rubin, Chair & CEO of One Medical. “In Q1 we continued demonstrating significant impacts by delivering record membership additions, showcasing reductions in total cost of care, and developing new markets and health network partnerships. Today, we are pleased to announce new plans to enter Dallas-Fort Worth, Texas with Baylor Scott & White as a health network partner. In addition to our nationwide telehealth services, we will soon deliver combined telehealth plus in-person care across 22 markets, extending the reach of our model to markets covering nearly 40% of the U.S. commercially-insured population. As we continue to expand across the nation, our results demonstrate how One Medical can transform healthcare at scale.”
Financial Highlights for the First Quarter 2021
All comparisons, unless otherwise noted, are to the three months ended March 31, 2020.
•Membership count as of quarter-end was 598,000 compared to 455,000, a 31% increase.
•Net Revenue was $121.4 million compared to $78.8 million, a 54% increase.
•Care Margin was $51.3 million, or 42% of net revenue; Loss from Operations was $32.4 million, or 27% of net revenue.
•Adjusted EBITDA was positive $4.8 million, or 4.0% of net revenue; Net Loss was $39.3 million, or 32% of net revenue.
Financial Outlook
One Medical provides forward-looking guidance on membership count, net revenue, care margin, and adjusted EBITDA. Care margin and adjusted EBITDA are non-GAAP measures.
For the second quarter of 2021, we expect:
•Ending Membership count in the range of 610,000 to 620,000; and,
•Net Revenue in the range of $111 million to $118 million.
For the full year of 2021, we continue to expect:
•Ending Membership count in the range of 660,000 to 680,000;
•Net Revenue in the range of $465 million to $485 million;
•Care Margin in the range of $170 million to $190 million; and

•Adjusted EBITDA in the range of a loss of $20 million to break-even.
Management has not reconciled forward-looking non-GAAP care margin and adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, certain legal or advisory costs or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures. Our definition of adjusted EBITDA has been revised from our previous reports of adjusted EBITDA to also adjust for certain legal or advisory costs.
Quarterly Conference Call Details
The company will host a conference call to review the results today, Wednesday, May 12, 2021 at 1:30 p.m. (PT) / 4:30 p.m. (ET). A live audio webcast will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 3528659. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Key Metrics and Non-GAAP Financial Measures
Members: A member is a person who has paid for membership themselves or an employee or dependent whose membership has been paid for by an enterprise client for at least one year in a market where we have an office and who has registered with us. Members help drive membership revenue, partnership revenue and patient service revenue. We may offer trial memberships to enterprise clients, particularly for new services, and we offer access to One Medical Now, our 24/7 virtual care platform, to enterprise clients. The fees generated from these services are included in our Membership Revenue, although we do not include these covered employees as members. Our number of members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Care Margin: we define care margin as loss from operations excluding depreciation and amortization, stock-based compensation, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services. We have provided below a reconciliation of historical care margin to loss from operations, its most directly comparable GAAP financial measure.

Adjusted EBITDA: we define adjusted EBITDA as net income (loss) excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability, provision for (benefit from) income taxes, and certain legal or advisory costs that the Company does not consider to be expenses incurred in the normal operation of the business. Such legal or advisory costs may include but are not limited to expenses with respect to evaluating potential business combinations, legal investigations, or settlements. We are making this update to exclude legal or advisory costs to our presentation prospectively for the first quarter of 2021. We report adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.
Available Information
One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook; our focus areas for investment and our investments; announcements by us or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2021. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.
About One Medical
One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.
Investor Contact:
Rose Salzwedel, One Medical
Director of Investor Relations
investor@onemedical.com
206-331-2211

Media Contact:
Kristina Skinner, One Medical
Senior Director of External Communications
press@onemedical.com
650-743-5187

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Net revenue	$121,352	$78,756
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	70,092	51,550
Sales and marketing (1)	12,689	11,155
General and administrative (1)	64,345	39,866
Depreciation and amortization	6,607	5,213
Total operating expenses	153,733	107,784
Loss from operations	(32,381)	(29,028)
Other income (expense), net:
Interest income	105	1,035
Interest expense	(2,843)	(54)
Change in fair value of redeemable convertible preferred stock warrant liability	—	(6,560)
Total other expense, net	(2,738)	(5,579)
Loss before income taxes	(35,119)	(34,607)
Provision for (benefit from) income taxes	4,199	(49)
Net loss	(39,318)	(34,558)
Less: Net loss attributable to noncontrolling interest	—	(704)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(39,318)	$(33,854)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders — basic and diluted	$(0.29)	$(0.40)
Weighted average common shares outstanding — basic and diluted	136,516	84,884

(1)    Includes stock-based compensation, as follows:

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Sales and marketing	$1,023	$600
General and administrative	25,305	9,725
Total	$26,328	$10,325

Components of Net Revenue:

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	$44,462	$34,086
Partnership revenue	54,931	29,455
Total net patient service and partnership revenue	99,393	63,541
Membership revenue	20,196	15,215
Grant income	1,763	—
Net revenue	$121,352	$78,756

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Net revenue	100%	100%
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	58%	65%
Sales and marketing (1)	10%	14%
General and administrative (1)	53%	51%
Depreciation and amortization	5%	7%
Total operating expenses	127%	137%
Loss from operations	(27)%	(37)%
Other income (expense), net:
Interest income	—%	1%
Interest expense	(2)%	—%
Change in fair value of redeemable convertible preferred stock warrant liability	—%	(8)%
Total other expense, net	(2)%	(7)%
Loss before income taxes	(29)%	(44)%
Provision for (benefit from) income taxes	3%	—%
Net loss	(32)%	(44)%
Less: Net loss attributable to noncontrolling interest	—%	(1)%
Net loss attributable to 1Life Healthcare, Inc. stockholders	(32)%	(43)%

(1)Includes stock-based compensation, as follows:

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Sales and marketing	1%	1%
General and administrative	21%	12%
Total	22%	13%

Components of Net Revenue:

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Percentage of net revenue:
Net patient service revenue	37%	43%
Partnership revenue	45%	37%
Total net patient service and partnership revenue	82%	81%
Membership revenue	17%	19%
Grant income	1%	—%
Net revenue	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$402,721	$112,975
Short-term marketable securities	300,831	570,023
Accounts receivable, net	58,943	67,895
Inventories	4,635	7,113
Prepaid expenses and other current assets	23,530	16,693
Total current assets	790,660	774,699
Restricted cash	1,911	1,911
Property and equipment, net	135,757	126,037
Right-of-use assets	150,770	138,840
Goodwill	21,301	21,301
Deferred income taxes	2,656	2,656
Other assets	5,718	5,546
Total assets	$1,108,773	$1,070,990
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,961	$12,654
Accrued expenses	56,684	46,527
Deferred revenue, current	47,458	35,966
Operating lease liabilities, current	19,176	17,418
Other current liabilities	8,806	4,861
Total current liabilities	143,085	117,426
Operating lease liabilities, non-current	165,652	153,614
Convertible senior notes	308,438	241,233
Deferred revenue, non-current	7,182	7,624
Other non-current liabilities	2,605	2,618
Total liabilities	626,962	522,515
Commitments and contingencies
Stockholders' Equity:
Common stock, $0.001 par value, 1,000,000 and 1,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 137,297 and 134,472 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	137	134
Additional paid-in capital	884,529	918,118
Accumulated deficit	(402,875)	(369,785)
Accumulated other comprehensive income	20	8
Total stockholders' equity	481,811	548,475
Total liabilities and stockholders' equity	$1,108,773	$1,070,990

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(39,318)	$(34,558)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for bad debts	(60)	150
Depreciation and amortization	6,607	5,213
Amortization of debt discount and issuance costs	468	—
Accretion of discounts and amortization of premiums on short-term investments, net	199	(298)
Change in fair value of redeemable convertible preferred stock warrant liability	—	6,560
Reduction of operating lease right-of-use assets	4,156	3,177
Stock-based compensation	26,328	10,325
Other non-cash items	202	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	8,583	(9,375)
Inventories	2,478	(502)
Prepaid expenses and other current assets	(4,870)	(2,225)
Other assets	(171)	(232)
Accounts payable	(1,248)	(4,022)
Accrued expenses	8,168	2,552
Deferred revenue	11,050	12,439
Operating lease liabilities	(4,434)	(2,411)
Other liabilities	3,946	508
Net cash provided by (used in) operating activities	22,084	(12,700)
Cash flows from investing activities:
Purchases of property and equipment	(14,808)	(20,458)
Purchases of short-term marketable securities	(69,995)	(47,573)
Proceeds from sales and maturities of short-term marketable securities	339,000	101,314
Net cash provided by investing activities	254,197	33,283
Cash flows from financing activities:
Proceeds from initial public offering	—	281,750
Payment of underwriting discount and commissions, and offering costs	—	(20,609)
Proceeds from the exercise of stock options	13,479	1,534
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	—	110
Repayment of notes payable	—	(1,100)
Payment of principal portion of finance lease liability	(14)	(11)
Net cash provided by financing activities	13,465	261,674
Net increase in cash, cash equivalents and restricted cash	289,746	282,257
Cash, cash equivalents and restricted cash at beginning of period	115,005	29,329
Cash, cash equivalents and restricted cash at end of period	$404,751	$311,586
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$6,115	$6,615
Offering costs included in accounts payable and accrued expenses	$—	$713

Select Metrics (As of Period End)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Members	598,000	549,000	511,000	475,000	455,000	422,000	397,000	379,000
Offices	110	107	103	96	92	83	77	71

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Loss from operations	$(32,381)	$(29,028)
Sales and marketing*	12,689	11,155
General and administrative*	64,345	39,866
Depreciation and amortization	6,607	5,213
Care margin	$51,260	$27,206
Care margin as a percentage of net revenue	42%	35%

* Includes stock-based compensation

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net loss	$(39,318)	$(34,558)
Interest income	(105)	(1,035)
Interest expense	2,843	54
Depreciation and amortization	6,607	5,213
Stock-based compensation	26,328	10,325
Change in fair value of redeemable convertible preferred stock warrant liability	—	6,560
Provision for (benefit from) income taxes	4,199	(49)
Legal or advisory costs	4,285	—
Adjusted EBITDA	$4,839	$(13,490)